EXECUTION




                                ESCROW AGREEMENT

                                    Among

                                  JOHN CONNORS,

                              as representative of

                             THE HEARST CORPORATION,

                              AMERITECH CORPORATION,

                                  KIDSOFT, INC.,

                                DANIEL D. BARRY

                                      and

                              LAWRENCE R. GROSS,

                           MICROLEAGUE MULTIMEDIA, INC.

                                      and

                                  SUMMIT BANK

                                  Dated as of

                                  June 6, 1997

                               ESCROW AGREEMENT

     Escrow Agreement (the "Agreement"), dated as of June 6, 1997, among John Connors, as representative ("Sellers' Representative") of The Hearst Corporation, Ameritech Corporation, KidSoft, Inc., Daniel D. Barry and Lawrence R. Gross (each, a "Seller," collectively, "Sellers"), MicroLeague Multimedia, Inc. ("Buyer") and Summit Bank (the "Escrow Agent").

     Sellers and Buyer are parties to an acquisition agreement, dated as of June 6, 1997 (the "Acquisition Agreement"), pursuant to which the Sellers have agreed to sell, transfer and assign to Buyer the membership interests in KidSoft, L.L.C. owned, directly or indirectly, by each of them in exchange for an aggregate of 1,450,000 shares of common stock, par value $.01 per share, of Buyer (the "Common Stock") and warrants to purchase 100,000 shares of Common Stock. Pursuant to Sections 3.2(a), 3.3(a) and 3.4(a) of the Acquisition Agreement, Buyer has agreed to deliver to the Escrow Agent certificates for an aggregate of 150,000 shares of Common Stock (the "Securities"), representing a portion of the respective purchase prices for such membership interests, to secure Buyer's right to indemnification pursuant to Article XI of the Acquisition Agreement.

     Accordingly, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1. Appointment of Escrow Agent. Sellers' Representative and Buyer appoint the Escrow Agent to act as escrow agent under this Agreement, and the Escrow Agent accepts such appointment, for the purpose of receiving and holding the Securities and releasing the Securities in accordance with the terms and conditions set forth in this Agreement.

     2.     Delivery of the Securities; Dividend and Voting Rights.

          (a) Upon the execution of this Escrow Agreement, Buyer is delivering to the Escrow Agent certificates, prepared in the names of Sellers and in the denominations set forth on Schedule I hereto and duly executed and sealed by the proper representatives of Buyer, representing the Securities.

          (b) All dividends or distributions in respect of any Securities held by the Escrow Agent, whether in the form of cash, securities or other property, shall be paid to Sellers, pro rata in accordance with their respective percentage interests set forth on Schedule I hereto. Such dividends or distributions, as the case may be, shall be delivered to the Escrow Agent, and shall be accompanied by delivery instructions prepared by Buyer's Chief Financial Officer.

          (c) Each of the Sellers shall be entitled to vote such Seller's Securities on all matters submitted to a vote of shareholders of Buyer; provided, however, each Seller shall deliver to the Escrow Agent a stock power, duly executed by such Seller or a duly authorized officer of Seller, as the case may be, for the purpose of transferring the Securities or any portion thereof to Buyer in settlement of a Claim (as defined below).

     3.     Release of Escrowed Assets.


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          (a)     The Escrow Agent shall hold the Securities until authorized to release them in accordance with this Section 3.

               (i) If, prior to June 6, 1998 (the "Termination Date"), Buyer asserts a claim for indemnification pursuant to Section 11.2(a) or 11.2(c) of the Acquisition Agreement (a "Claim"), Buyer shall promptly notify Sellers' Representative and the Escrow Agent in writing of such Claim, setting forth in reasonable detail the nature and basis therefor and, if determinable, the amount or, if not then determinable, a reasonable, good faith estimate of the likely amount thereof (a "Notice of Indemnification"). If the Escrow Agent has not received from Sellers' Representative written objection to the Claim or the amount or reasonableness of the estimated amount thereof on or before the 15th day following the date of such Notice of Indemnification (the "Determination Date"), the Claim, if the amount thereof is determinable, shall be conclusively presumed to have been agreed to by Sellers' Representative and certified by Buyer and Sellers' Representative for payment by the Escrow Agent. In accordance with the provisions of Article XI of the Acquisition Agreement, the Escrow Agent promptly thereafter shall surrender the certificates representing the applicable Securities then held by the Escrow Agent to Stock Trans, Inc., as transfer agent for Buyer, or such other institution as shall then be acting in such capacity (the "Transfer Agent"), together with instructions in substantially the form of Exhibit A hereto to issue (A) to Buyer a certificate for the number of shares of Common Stock (rounded up to the nearest whole share) having a Market Value (as defined below) equal to the amount of the Claim, which instructions shall specify such number of shares, and (B) to the Escrow Agent certificates for the balance of such Securities in the names of the applicable Sellers and in proportion to their respective interests as set forth on Schedule I hereto if the amount of the Claim is less than the Market Value of the Securities owned by such Sellers then held by the Escrow Agent.

               (ii) As used herein, "Market Value" means the average of the last sale prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System as reported by The Wall Street Journal for the 10 consecutive trading days immediately preceding the Determination Date or, if no sale occurs on any such day, the average of the closing bid and asked prices as so reported on any such day or, if there are no such prices reported during such 10-day period, the value as of the Determination Date as determined by an independent appraiser selected by Buyer and certified in writing to the Escrow Agent. Buyer's Chief Financial Officer shall certify to the Escrow Agent in writing the Market Value determined in accordance with the preceding sentence.

               (iii) If the amount of the Claim is not determinable, the Escrow Agent shall not take any final action with respect thereto until such time as the amount of such Claim shall become determinable, at which time Buyer shall give Sellers' Representative and the Escrow Agent written notice thereof and the procedures set forth in the preceding sentences shall then be invoked (such notice that the Claim is determinable being treated in the same manner as a Notice of Indemnification), unless otherwise provided in joint instructions of Buyer and Sellers' Representative delivered to the Escrow Agent.

               (iv) If Sellers' Representative objects to a Claim made by Buyer, or to the amount or reasonableness of the estimated amount of such


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


Claim, Sellers' Representative shall promptly notify Buyer and the Escrow Agent of such objection and the basis therefor. For a period of 30 days after receipt by Buyer of such objection, Buyer and Sellers' Representative shall endeavor to resolve the difference. If such resolution is effected, they shall jointly certify such resolution to the Escrow Agent in writing, and the Escrow Agent shall act in accordance with such joint certification and the terms hereof. If Buyer and Sellers' Representative are unable to effect such resolution, following the end of such 30-day period (including any extensions thereof as mutually agreed by Buyer and Sellers' Representative) the Escrow Agent shall not take any action with respect to such Claim until the difference is resolved (A) as certified to the Escrow Agent jointly by Buyer and Sellers' Representative or (B) pursuant to a certified final order or orders of a court of competent jurisdiction delivered to the Escrow Agent, as to which all rights of appeal shall have been exhausted or expired, as certified by the party hereto delivering such order to the Escrow Agent, setting forth the amount that Buyer is entitled to receive. Upon receipt of such certification, the Escrow Agent shall release the Securities in accordance with the procedures set forth in Section 3(a)(i) above.

          (b) If no Notice of Indemnification is delivered to the Escrow Agent on or before the Termination Date, unless Sellers' Representative and Buyer otherwise agree and together so inform the Escrow Agent in writing, this Agreement shall terminate and the Escrow Agent shall release the remaining Securities, if any, to Sellers.

     4. Compensation of Escrow Agent. The Escrow Agent shall receive a document review fee equal to $500 and an annual fee of $1,500 as compensation for its services under this Agreement. All such fees shall be shared equally by Buyer on the one hand and Sellers on the other hand.

     5. Obligations of Escrow Agent. The Escrow Agent is not a party to the Acquisition Agreement. Accordingly, the duties and obligations of the Escrow Agent are only those specifically set forth in this Agreement. The Escrow Agent shall incur no liability for any error of judgment, or for any action taken or omitted by it, or any action suffered by it to be taken or omitted, or for any mistake of fact or law, except for willful misconduct or gross negligence, so long as it has acted in good faith. The Escrow Agent may consult with counsel of its choice, including in-house counsel, and shall be fully protected by, and shall not be liable for, any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless in writing and signed by the parties hereto. If the Escrow Agent is uncertain as to its duties or rights under this Agreement or receives instructions, claims or demands from Sellers' Representative or Buyer that, in its opinion, conflict with any of the provisions of this Agreement, it may refrain from taking any action other than to keep safely all property held in escrow until it is directed otherwise in writing by Sellers' Representative and Buyer or by a final, unappealable order or judgment of a court of competent jurisdiction. The Escrow Agent shall have no liability for following the instructions contained in or given in accordance with this Agreement or written instructions given jointly by Sellers' Representative and Buyer. The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with or delivered to it and no liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings that may be instituted against it in respect of the subject matter of such instructions unless requested to do so

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


and indemnified to its satisfaction against the cost and expense of such defense.

     6. Indemnity of Escrow Agent. Sellers and Buyer, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against all loss, damage, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, except as caused by its gross negligence, bad faith or willful misconduct, including the reasonable legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against Buyer or Sellers, notify Buyer and Sellers' Representative thereof in writing.

     7. Construction of Instruments by Escrow Agent. The Escrow Agent shall not be called upon to construe any contract or instrument in connection with this Agreement and shall not be required to act in respect of the Securities except in accordance with this Agreement.

     8. Action by Sellers. Any action permitted or required to be taken by Sellers under this Agreement may be taken by Sellers' Representative and any action taken by Sellers' Representative hereunder shall be conclusive and binding on all Sellers.

     9. Successors and Assigns. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective successors and assigns.

     10. Notices. All notices, demands and communications provided for herein or made hereunder shall be delivered, or mailed first class with postage prepaid, or sent by facsimile transmission, addressed in each case as follows, until another address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed or sent by facsimile transmission:

          (1)     if to Buyer:     MicroLeague Multimedia, Inc.
                                   1001 Millersville Road
                                   P.O. Box 4547
                                   Lancaster, PA 17604-4547
                                   Attention: Neil Swartz
                                   Facsimile No.: (717) 871-9959
                                   Tax I.D.: 23-2563090

               with a copy to:     Klehr, Harrison, Harvey, Branzburg &
                                        Ellers
                                   1401 Walnut Street
                                   Philadelphia, PA 19102
                                   Attention: Robert W. Cleveland, Esquire
                                   Facsimile No.: (215) 568-6603

          (2)  if to Sellers'




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


               representative:     John Connors
                                   10275 North DeAnza Boulevard
                                   Cupertino, CA  95014

               with a copy to:     Gray Cary Ware Freiderrich
                                   4365 Executive Drive, Suite 1600
                                   San Diego, CA  92121-2189
                                   Attention: Paul E. Kreutz, Esquire
                                   Facsimile No.: (619) 667-1477

          (3)  if to the Escrow
                Agent:             Summit Bank Corporate Trust
                                   210 Main Street, 6th Floor
                                   Hackensack, NJ  07601
                                   Attn: Mary Ann Reilly
                                   Facsimile No.: (201) 646-0087

     11. Amendments. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

     12. Severability. If any provision of this Agreement is held for any reason to be unenforceable, the remainder of this Agreement shall remain in full force and effect.

     13. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, with regard to its or any other jurisdiction's conflicts of laws principles.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                        [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

                                   /s/ John Connors
                                   _____________________________
                                   JOHN CONNORS,
                                   as representative of THE HEARST
                                   CORPORATION, AMERITECH CORPORATION,
                                   KIDSOFT, INC., DANIEL D. BARRY
                                   and LAWRENCE R. GROSS



                                   MICROLEAGUE MULTIMEDIA, INC.


                                   By:     /s/ Peter Flanagan
                                      ___________________________
                                      Name:  Peter Flanagan
                                      Title: Vice President and Chief
                                                Financial Officer

                                   SUMMIT BANK

                                   By:     /s/ Mary Ann Reilly
                                      ___________________________
                                      Name:  Mary Ann Reilly
                                      Title: Corporate Trust Officer


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



                                SCHEDULE I
                                ----------


Name of Seller                    Number of Securities
--------------                    --------------------
The Hearst Corporation                  66,185
Ameritech Corporation                   60,113
KidSoft, Inc.                           22,500
Daniel D. Barry                            601
Lawrence R. Gross                          601



                                EXHIBIT A

                  ESCROW AGREEMENT INSTRUCTION LETTER




Stock Trans, Inc.
7 E. Lancaster Pike
Ardmore, PA 19003



     Pursuant to Section 3(a)(i) of the Escrow Agreement (the "Escrow
Agreement"), dated as of June __, 1997, among John Connors, as representative of The Hearst Corporation, Ameritech Corporation, KidSoft, Inc., Daniel D.
Barry, Lawrence R. Gross, MicroLeague Multimedia, Inc. (the "Company") and
Summit Bank ("Escrow Agent"), you are hereby instructed to cancel Stock
Certificates [insert numbers] representing an aggregate of _____ shares of Common Stock, $.01 par value, of the Company ("Common Stock") delivered herewith and issue to the Company or its nominee a certificate representing
___ shares of Common Stock, which shares have a Market Value as of the Determination Date (as such terms are defined in the Escrow Agreement) of $_______. You are hereby further instructed to issue certificates representing an aggregate of _____ shares of Common Stock in the names and denominations set forth on Schedule I hereto which you shall deliver to the Escrow Agent, which certificate represents the balance of the shares of Common Stock subject to the Escrow Agreement.<F1>


                                   Very truly yours,

                                   Summit Bank


                                   By:
                                         Name:
                                         Title:

<F1>     Delete sentence if amount of Claim equals or exceeds Market Value of shares represented by certificate surrendered.

